UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2005

BULLDOG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50321

(Commission File Number)

980377543

(IRS Employer Identification No.)

301 – 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7

(Address of principal executive offices and Zip Code)

(604) 271-8656

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Entry into a Material Definitive Agreement

On August 29, 2005, Bulldog Technologies Inc. (the “Company”) entered into a private placement pursuant to a Convertible Note and Warrant Purchase Agreement (the “Note Agreement”) among the Company and the four investors set forth below. Pursuant to the terms of the Note Agreement, the Company issued a private placement of 6% convertible notes due August 29, 2010 in the aggregate amount of $2.1 million, which notes are convertible into common shares and entitle the holder thereof to receive warrants to purchase additional common shares.

Each convertible note will entitle the investor to convert all or any part of the principal outstanding under the convertible note into common shares at $1.06 per share, subject to adjustment according to the terms of the Note Agreement. The interest payable on the principal amount outstanding under the convertible notes is payable quarterly in cash or common shares, with the number of interest shares to be determined by dividing the interest payable by the market price as defined in the Note Agreement.

Each warrant will entitle an investor to purchase the number of common shares equal to 40% of the total number of shares of common stock exercisable upon conversion of the convertible note at the time of issuance of the convertible note, and will be exercisable for a period of five years, at an exercise price per warrant share of $1.25, subject to adjustment in accordance with the terms of the Note Agreement and the warrant.

Name of Investor	Amount Invested
Omicron Master Trust	$500,000
Nite Capital, LP	$250,000
RHP Master Fund, Ltd.	$750,000
Iroquois Master Fund Ltd.	$600,000
Total:	$2,100,000

Item 7.01. Regulation FD Disclosure

Pursuant to Rule 135c of the Securities Act of 1933, the Company announced that it has entered into the Note Agreement with four institutional investors to issue $2.1 million of 6% convertible notes, convertible into 1,981,132 common shares. The investors are also to be issued warrants exercisable for five years from the closing date to purchase up to 792,453 common shares at an exercise price of $1.25 per share. The Company anticipates that the closing of the convertible note offering will occur within several days following August 30, 2005. The proceeds of the private placement will be used for general corporate purposes. Oppenheimer & Co. Inc. was the placement agent for the transaction. Due to conditions precedent to closing, and the risk that the conditions precedent will not be satisfied, there is no assurance that the Company will complete the convertible note offering or that the closing of the Note Agreement will occur within several days of the entry into the Note Agreement.

Item 9.01. Financial Statements and Exhibits.

10.1	Convertible Note and Warrant Purchase Agreement
99.1	News Release issued by the Company on August 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn

By: John Cockburn

President, Chief Executive Officer, Secretary, and Director

Date: August 31, 2005